Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Manulife Financial Corporation, a corporation incorporated under the Insurance Companies Act (Canada) (the “Company”), hereby constitutes and appoints Donald A. Guloien, President, Chief Executive Officer and Director, Stephen B. Roder, Senior Executive Vice President and Chief Financial Officer, Stephen P. Sigurdson, Executive Vice President and General Counsel, Warren A. Thomson, Senior Executive Vice President and Chief Investment Officer and Halina K. von dem Hagen, Executive Vice President, Treasury and Capital Management, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of up to U.S. $125,000,000 of deferred compensation obligations of the Company to be issued in connection with the Deferred Compensation Plan for Certain Employees of John Hancock, as amended, and the Deferred Compensation Plan for the John Hancock Financial Network (the “Plans”), and, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, to a Registration Statement on Form S-8 for any of the Plans and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the deferred compensation obligations, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 13, 2016

Name	Title

/s/ Donald A. Guloien Donald A. Guloien	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen B. Roder Stephen B. Roder	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lynda D. Sullivan Lynda D. Sullivan	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard B. DeWolfe Richard B. DeWolfe	Chairman

/s/ Joseph P. Caron Joseph P. Caron	Director

/s/ John M. Cassaday John M. Cassaday	Director

/s/ Susan F. Dabarno Susan F. Dabarno	Director

/s/ Sheila S. Fraser Sheila S. Fraser	Director

/s/ Luther S. Helms Luther S. Helms	Director

/s/ Tsun-yan Hsieh Tsun-yan Hsieh	Director

/s/ P. Thomas Jenkins P. Thomas Jenkins	Director

/s/ Pamela O. Kimmet Pamela O. Kimmet	Director

/s/ Donald R. Lindsay Donald R. Lindsay	Director

/s/ John R.V. Palmer John R.V. Palmer	Director

/s/ C. James Prieur C. James Prieur	Director

/s/ Andrea S. Rosen Andrea S. Rosen	Director

/s/ Lesley D. Webster Lesley D. Webster	Director